UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

Nugget Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-132648	71-1049972
(State or otherjurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

1914 Cordova Road, Suite 116, Fort Lauderdale, FL	33316
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (954) 828-9143

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

We have completed the sale of 1,500,000 shares of our common stock for $0.001 per share to our president, Matthew Markin, pursuant to Section 4(2) of the Securities Act of 1933. We intend to use the proceeds from the sale for general working capital.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 19, 2008	Nugget Resources Inc.

By:	/s/ Matthew Markin
Matthew Markin, President